Exhibit 99.1

Party City Announces First Quarter Fiscal 2015 Financial Results

•	First quarter total revenues increased 6.7% to $462 million

•	Brand comparable sales increased 5.2%

•	Adjusted diluted loss per share of $0.03

•	Introduces financial guidance for Fiscal 2015

ELMSFORD, N.Y., May 14, 2015 — Party City Holdco Inc. (“the Company” or “Party City”) (NYSE: PRTY) today announced financial results for the quarter ended March 31, 2015.

“We’re very pleased with our results this quarter, which were driven by higher sales in both our retail and wholesale channels”, said James M. Harrison, Chief Executive Officer. “In retail, we had impressive comparable sales even after adjusting for the benefit of the Easter shift. New stores and larger transaction dollar sizes driven by product expansion and innovation contributed to robust retail sales. On the wholesale side, sales performance was fueled by strong demand for licensed juvenile birthday products and metallic balloons and higher international sales.”

Mr. Harrison added, “Our performance this quarter illustrates the strong, competitive advantages of our unique, vertically-integrated business model. We continue to make progress executing on our multiple growth strategies which include further expanding our vertical integration, pursuing alternative markets and expanding our global footprint.”

Highlights for the first quarter:

Total revenues of $462.1 million increased by 6.7% compared to the first quarter of fiscal 2014.

•	Brand comparable sales increased by 5.2% aided by the shift of the Easter selling season to the first quarter which contributed 1.5% to the increase.

•	Retail sales increased 4.6% to $313.3 million due to strong comp sales and 20 net new stores added in the past twelve months, offset in part by a shift in the retail calendar which resulted in New Year’s sales falling into the first quarter of 2014.

•	Net third-party wholesale revenues (including sales to our Party City franchise stores) increased 11.8% to $144.9 million.

Total gross profit margin decreased 30 basis points to 35.8% of net sales compared to 36.1% of net sales in the first quarter of fiscal 2014, primarily due to anticipated impacts from foreign currency movements and sales mix shifts.

Our wholesale share of shelf (the percentage of our retail product cost of sales supplied by our wholesale operations) was 71.6% compared to 67.5% in the year-ago quarter.

Operating expenses increased 0.8% to $143.8 million. The largest components of this change were wholesale selling expenses which declined 5.8% principally due to foreign currency translation and lower intangible asset amortization, and general and administrative expenses which were 4.3% higher primarily driven by the acquisition of U.S. Balloon in October 2014.

Income from operations grew 50.9% to $24.0 million and totaled 5.2% of total revenues, up 150 basis points from the prior year quarter.

Adjusted net loss, which excludes certain items such as non-cash purchase accounting adjustments and the amortization of intangibles and deferred financing costs, improved to $2.9 million compared to a loss of $8.7 million for the first quarter of fiscal 2014. Adjusted diluted loss per share decreased to $0.03 compared to $0.09 in the first quarter of fiscal 2014 (see “Non-GAAP Information”).

Adjusted EBITDA increased 10.4% to $49.5 million compared to $44.8 million in the first quarter of fiscal 2014 (see “GAAP and Non-GAAP Measures”). Adjusted EBITDA margin increased to 10.7% from 10.4% in the first quarter of 2014.

During the quarter the Company opened 3 new stores, acquired 2 franchise stores and closed 5 stores. At March 31, 2015, the Company operated 693 Party City stores and 205 franchise stores for a total store count of 898 as compared to 673 Party City stores and 209 franchise stores for a total store count of 882 at March 31, 2014.

Balance sheet highlights as of March 31, 2015:

The Company ended the first quarter with $2,235.7 million in debt (net of cash) and approximately $243.9 million in availability under its asset-based revolving credit facility.

Subsequent to the end of the first quarter, the Company raised approximately $398 million in net proceeds from its Initial Public Offering (“IPO”) which were used to fully redeem its $350 million 8.75% PIK Toggle Notes due 2019, which required a 2% prepayment penalty and the payment of all accrued interest. The Company also made a management agreement termination payment totaling $30.7 million in aggregate to Thomas H. Lee Partners, L.P. (“THL”) and Advent International Corporation (“Advent”).

Recent developments:

In April 2015, the Company entered into an agreement with a subsidiary of Grupo Oprimax to franchise the Party City concept throughout Mexico. Under the terms of the agreement, Grupo Oprimax will have the exclusive right to open up Party City stores in Mexico and is expected to open at least 80 Party City stores by the end of 2024 with the first three stores being targeted for operations within the next twelve months.

Fiscal 2015 Outlook:

The Company expects fiscal 2015 total revenue of $2,250 to $2,350 million based off brand comparable sales increase of 3% to 3.5%. Adjusted EBITDA is expected to be in the range of $375 to $390 million, adjusted net income is expected to be in the range of $110 to $120 million, and adjusted diluted earnings per share is expected to be $0.97 to $1.06 on an estimated weighted average of approximately 113 million common shares outstanding.

The effective tax rate is expected to be approximately 38.5% for the full fiscal year 2015.

Conference Call Information:

A conference call to discuss first quarter fiscal 2015 financial results is scheduled for today, May 14, 2015, at 4:30 pm Eastern Time. Investors and analysts interested in participating in the call are invited to dial 877-201-0168 (U.S. domestic) and 647-788-4901 (international), and enter conference ID# 39920149, approximately 10 minutes prior to the start of the call. The conference call will also be webcast at http://investor.partycity.com/. To listen to the live call, please go to the website at least 15 minutes early to register and download any necessary audio software. The webcast will be accessible for one year after the call.

Non-GAAP Information:

This press release includes non-GAAP measures including Adjusted EBITDA and Adjusted Net Income/Loss and Adjusted Earnings per Share. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in a table accompanying this release. The Company believes that these non-GAAP financial measures not only provide its management with comparable financial data for internal financial analysis but also provide meaningful supplemental information to investors. Specifically, these non-GAAP financial measures allow investors to better understand the performance of the Company’s business and facilitate a meaningful evaluation of its quarterly and fiscal year diluted earnings per common share. In evaluating these non-GAAP financial measures, investors should be aware that in the future the Company may incur expenses or be involved in transactions that are the same as or similar to some of the adjustments in this presentation. The Company’s presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by any such adjustments. The Company has provided this information as a means to evaluate the results of its ongoing operations. Other companies in the Company’s industry may calculate these items differently than it does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Forward-Looking Statements:

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance, and include Party City’s expectations regarding revenues, brand comparable sales, Adjusted EBITDA, Adjusted net income/loss, diluted earnings per share, average common shares outstanding and the effective tax rate. The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information, and these statements are qualified by important risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those forecasted or indicated by such forward-looking statements. These risks and uncertainties include: our ability to compete effectively in a competitive industry; fluctuations in commodity prices; adequacy of helium supplies; our ability to appropriately respond to changing merchandise trends and consumer preferences; successful implementation of our store growth strategy; decreases in our Halloween sales; disruption to the transportation system or increases in transportation costs; product recalls or product liability; economic slowdown affecting consumer spending and general economic conditions; loss or actions of third party vendors and loss of the right to use licensed material; disruptions at our manufacturing facilities; and the additional factors set forth in “Risk Factors” in Party City’s prospectus dated April 15, 2015 and in subsequent reports filed with or furnished to the Securities and Exchange Commission. Except as may be required by any applicable laws, Party City assumes no obligation to publicly update such forward-looking statements, which are made as of the date hereof or the earlier date specified herein, whether as a result of new information, future developments or otherwise.

About Party City

Party City Holdco Inc. is the leading party goods retailer in North America and the largest vertically integrated supplier of decorated party goods globally. The Company is a popular one-stop shopping destination for party supplies, balloons, and costumes. In addition to being a great retail brand, Party City Holdco Inc. is a global, world-class organization that combines state-of-the-art manufacturing and sourcing operations, and sophisticated wholesale operations with a multi-channel retailing strategy that includes the Party City brick and mortar and e-commerce retail operations. The Company is the leading player in its category, vertically integrated and unique in its breadth and depth. Party City Holdco Inc. designs, manufactures, sources and distributes party goods, including paper and plastic tableware, metallic and latex balloons, Halloween and other costumes, accessories, novelties, gifts and stationery throughout the world. The Company’s retail operations include approximately 900 specialty retail party supply stores in the United States and Canada, operating under the names Party City and Halloween City, and e-commerce websites, principally through the domain name PartyCity.com. The Company also franchises both individual stores and franchise areas throughout the United States and Puerto Rico, principally under the name Party City.

Contact Information

Deborah Belevan, VP of Investor Relations

(914) 784-8324

InvestorRelations@partycity.com

PARTY CITY HOLDCO INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	March 31, 2015 (Actual)	March 31, 2015 (Pro Forma)	December 31, 2014 (Actual)
	Unaudited	(a)
ASSETS
Current assets:
Cash and cash equivalents	$35,839	$42,463	$47,214
Accounts receivable, net	126,362	126,362	140,663
Inventories, net	575,556	575,556	582,230
Prepaid expenses and other current assets	78,442	95,635	77,232

Total current assets	816,199	840,016	847,339
Property, plant and equipment, net	244,419	244,419	248,684
Goodwill	1,562,531	1,562,531	1,557,250
Trade names	568,742	568,742	569,343
Other intangible assets, net	102,090	102,090	107,010
Other assets, net	54,609	48,375	51,237

Total assets	$3,348,590	$3,366,173	$3,380,863

LIABILITIES, REDEEMABLE COMMON SECURITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Loans and notes payable	$133,975	$133,975	$25,336
Accounts payable	91,109	91,109	145,686
Accrued expenses	133,934	130,022	165,683
Income taxes payable	—	—	34,670
Current portion of long-term obligations	12,185	12,185	12,249

Total current liabilities	371,203	367,291	383,624
Long-term obligations, excluding current portion	2,125,380	1,777,922	2,127,583
Deferred income tax liabilities	308,616	308,616	309,338
Deferred rent and other long-term liabilities	41,559	41,559	38,030

Total liabilities	2,846,758	2,495,388	2,858,575
Redeemable common securities (3,088,631 shares issued and outstanding at March 31, 2015 (actual) and December 31, 2014 (actual), 0 shares issued and outstanding at March 31, 2015 (pro forma))	40,955	—	35,062

Commitments and contingencies

Stockholders’ equity:
Common stock (91,007,894 shares issued and outstanding at March 31, 2015 (actual) and December 31, 2014 (actual), 119,252,775 shares issued and outstanding at March 31, 2015 (pro forma))	910	1,160	910
Additional paid-in capital	463,620	902,551	469,117
Retained earnings (accumulated deficit) (b)	21,409	(7,864)	29,934
Accumulated other comprehensive loss	(25,062)	(25,062)	(12,735)

Total stockholders’ equity	460,877	870,785	487,226

Total liabilities, redeemable common securities and stockholders’ equity	$3,348,590	$3,366,173	$3,380,863

(a)	During April 2015, the Company consummated an initial public offering (“IPO”) of its common stock and sold 25,156,250 shares. The estimated net proceeds of the offering, approximately $398.2 million after underwriter fees and other expenses directly related to the offering, were used to, among other things, fully redeem the $350.0 million PIK Notes (“Nextco Notes”) and pay a $30.7 million management agreement termination fee to affiliates of Thomas H. Lee Partners, L.P. and Advent International Corporation. At the time of the redemption of the Nextco Notes, the Company paid a 2% prepayment penalty, $7.0 million, along with all accrued interest as of such date. Also, in conjunction with the initial public offering, the existing stockholders’ agreement was amended and employee stockholders no longer have the ability to require the Company to purchase their shares in the event of death or disability. Therefore, all shares included in “Redeemable common securities” were reclassified to “Stockholders’ equity”. The pro forma March 31, 2015 amounts above assume that the IPO and related activity occurred on such date.
(b)	Pro forma amount includes: (i) write-off of deferred financing costs and original issuance discounts related to the Nextco Notes, (ii) the prepayment penalty on the Nextco Notes, and (iii) the management agreement termination payment, all tax-affected at 37.0%.

PARTY CITY HOLDCO INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share data)

UNAUDITED

	Three Months Ended March 31,
	2015	2014
Revenues:
Net sales	$458,195	$429,220
Royalties and franchise fees	3,910	3,767

Total revenues	462,105	432,987

Expenses:
Cost of sales	294,274	274,381
Wholesale selling expenses	17,125	18,188
Retail operating expenses	80,314	80,286
Franchise expenses	3,459	3,365
General and administrative expenses	37,652	36,090
Art and development costs	5,277	4,771

Total expenses	438,101	417,081
Income from operations	24,004	15,906

Interest expense, net	38,479	39,409
Other (income) expense, net	(1,421)	6,649

Loss before income taxes	(13,054)	(30,152)
Income tax benefit	(4,529)	(10,240)

Net loss	($8,525)	($19,912)

Comprehensive loss	($20,852)	($20,545)

Net loss per common share-Basic	($0.09)	($0.21)

Net loss per common share-Diluted	($0.09)	($0.21)

Weighted-average number of common shares-Basic	94,096,525	93,853,004
Weighted-average number of common shares-Diluted	94,096,525	93,853,004

PARTY CITY HOLDCO INC.

RECONCILIATION OF ADJUSTED EBITDA

(In thousands)

UNAUDITED

	Three Months Ended March 31,
	2015	2014
Net loss	($8,525)	($19,912)
Interest expense, net	38,479	39,409
Income taxes	(4,529)	(10,240)
Depreciation and amortization	20,151	20,972

EBITDA	45,576	30,229
Non-cash purchase accounting adjustments	1,818	1,447
Management fee (a)	930	839
Restructuring, retention and severance	640	1,539
Refinancing charges (b)	—	4,396
Deferred rent	1,405	2,689
Closed store expense	261	815
Foreign currency losses	1,202	1,179
Equity based compensation	396	396
Undistributed (income) loss in unconsolidated joint venture	(91)	583
Gain on sale of assets (c)	(2,660)	—
Other	18	723

Adjusted EBITDA	$49,495	$44,835

(a)	Represents management fees paid to THL and Advent. The management agreement terminated upon the consummation of the initial public offering in April 2015.
(b)	During February 2014, the Company amended the Term Loan Credit Agreement and recorded expense.
(c)	During January 2015, the Company recorded a gain on the sale of certain assets obtained in the October 2014 acquisition of U.S. Balloon.

PARTY CITY HOLDCO INC.

RECONCILIATION OF ADJUSTED NET LOSS

(In thousands)

UNAUDITED

	Three Months Ended March 31,
	2015	2014
Loss before income taxes	($13,054)	($30,152)
Intangible asset amortization	4,769	5,651
Non-cash purchase accounting adjustments (a)	2,658	3,183
Amortization of deferred financing costs and original issuance discount (b)(c)	3,074	6,209
Management fee (d)	930	839
Refinancing charges (b)	—	1,407
Equity based compensation	396	396
Gain on sale of assets (e)	(2,660)	—

Adjusted loss before income taxes	(3,887)	(12,467)
Adjusted income tax benefit (f)	(1,000)	(3,767)

Adjusted net loss	($2,887)	($8,700)

Adjusted net loss per common share - diluted	($0.03)	($0.09)

(a)	In 2012, the Company applied the acquisition method of accounting and increased the value of certain property, plant and equipment. The impact of such adjustments on depreciation expense increased the Company’s expenses. These property, plant and equipment depreciation amounts are included in “Non-cash purchase accounting adjustments” for purposes of calculating “adjusted net income,” but are excluded from “Non-cash purchase accounting adjustments” for purposes of calculating adjusted EBITDA since they are included in depreciation expense.
(b)	During February 2014, the Company amended the Term Loan Credit Agreement. In conjunction with the refinancing, the Company wrote-off $1.6 million of costs that had been capitalized during the issuance of the debt. Additionally, the Company wrote-off $0.6 million of the net original issuance discount and $0.7 million of the unamortized call premium that existed at the time of the amendment. These amounts are included in “Amortization of deferred financing costs and original issue discount” in this table and in the Company’s condensed consolidated statement of cash flows.
(c)	Represents the amortization of deferred financing costs and original issuance discounts related to debt offerings. Additionally, 2014 includes the write-off of deferred financing costs, net original issue discounts and unamortized call premiums in conjunction with the February 2014 Term Loan Credit Agreement amendment. See note (b) for further discussion.
(d)	Represents management fees paid to THL and Advent. The management agreement terminated upon the consummation of the initial public offering in April 2015.
(e)	During January 2015, the Company recorded a gain on the sale of certain assets obtained in the October 2014 acquisition of U.S. Balloon.
(f)	Represents the income tax benefit using the rate in effect after considering the adjustments.

PARTY CITY HOLDCO INC.

SEGMENT INFORMATION

(In thousands)

UNAUDITED

	Three Months Ended March 31,
	2015		2014
Total Revenues	Dollars in thousands	Percentage of Total Revenues	Dollars in thousands	Percentage of Total Revenues
Net Sales:
Wholesale	$250,716	54.3%	$232,491	53.7%
Eliminations	(105,793)	(22.9%)	(102,850)	(23.8%)

Net wholesale	144,923	31.4%	129,641	29.9%
Retail	313,272	67.8%	299,579	69.2%

Total net sales	458,195	99.2%	429,220	99.1%
Royalties and franchise fees	3,910	0.8%	3,767	0.9%

Total revenues	$462,105	100.0%	$432,987	100.0%

	Three Months Ended March 31,
	2015		2014
Total Gross Profit	Dollars in thousands	Percentage of Net Sales	Dollars in thousands	Percentage of Net Sales
Retail	$119,476	38.1%	$112,190	37.5%
Wholesale	$44,445	30.7%	$42,649	32.9%

Total	$163,921	35.8%	$154,839	36.1%